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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)        September 30, 1998


                            STANDARD PACIFIC CORP.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         Delaware                    1-9353                   33-0475989
(STATE OR OTHER JURISDICTION      (COMMISSION               (IRS EMPLOYER
     OF INCORPORATION)            FILE NUMBER)             IDENTIFICATION NO)

1565 West MacArthur Blvd.
Costa Mesa, California                                            92626
(ADDRESS OF PRINCIPAL EXECUTIVE                                 (ZIP CODE)
        OFFICES)

Registrant's telephone number, including area code         (714) 668-4300


                                Not Applicable
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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                   INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 5.  OTHER EVENTS.

     On September 30, 1998 Standard Pacific Corp. (the "Company") issued a press release, in the form attached hereto as Exhibit 99.1, announcing that it has successfully completed its tender offer and consent solicitation for its outstanding 10 1/2% Senior Notes due 2000 (the "Notes").

     As of 9:00 A.M. on Wednesday, September 30, 1998, New York City time, the scheduled expiration date, $31,466,000 in aggregate principal amount of Notes had been validly tendered pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement dated September 1, 1998 and the related Consent and Letter of Transmittal (collectively, the "Offer")./1/ The Company has accepted for payment and will promptly pay for all Notes validly tendered in the Offer. Holders who validly delivered and did not revoke their consents pursuant to the Offer prior to 12:00 midnight on September 15, 1998 will also receive a consent payment.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.                          Description
-----------                          -----------

   99.1 Press Release, dated September 30, 1998, announcing the expiration of the Offer.

-------------------------

/1/ The aggregate principal amount of Notes tendered as of the expiration date was incorrectly stated to be $31,347,000 in the Company's press release of September 30, 1998. The actual amount of Notes tendered as of the expiration date is $31,466,000, as stated herein.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            STANDARD PACIFIC CORP.

Date:  September 30, 1998                   By:  /s/ Clay A. Halvorsen
                                               ---------------------------------
                                               Vice President, Secretary and
                                                      General Counsel
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                                 EXHIBIT INDEX



     Exhibit No.                          Description
     -----------                          -----------

       99.1 Press Release, dated September 30, 1998, announcing the expiration of the Offer.